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                                                                    EXHIBIT 3.40

                                                        F I L E D
                                         in the office of the Secretary of State
                                                 of the State of California

                                                        MAY 8 1973

                                          EDMUND BROWN Jr., Secretary of State

                                     By            /s/ Illegible
                                        ----------------------------------------
                                                                          Deputy

                      CERTIFICATE OF AMENDMENT OF ARTICLES

                               OF INCORPORATION OF

                         PARTIN LIMESTONE PRODUCTS, INC.

     The undersigned, Carl Partin and Garold E. Partin, do hereby certify that they are, respectively, and have been at all times herein mentioned, the duly elected and acting president and secretary of Partin Limestone Products, Inc., a California corporation, and further that:

     ONE: At a special meeting of the board of directors of and said corporation duly held at its principal office for the transaction of business at San Bernardino California, at 10:00 o'clock a.m., on the 13th day of March 1973, at which meeting there was at all times present and acting, a quorum of the members of said board, the following resolution was duly adopted.

     WHEREAS, it is deemed to be to the best interest of corporation and to the best interest of its shareholders that its articles of incorporation be amended and restated as herein after provided:

     NOW, THEREFORE, BE IT RESOLVED, that the articles of incorporation of this corporation be amended and restated to read as follows:

     ONE:  The name of this corporation is:

           PARTIN LIMESTONE PRODUCTS, INC.

     TWO:  The purposes of which this corporation is formed are as follows:

           (a) The primary business in which this corporation initially intends to engage is to mine and mill limestone and to manufacture limestone roofing granules and limestone swimming pool sand;

           (b) To engage in any one or more businesses or transactions which the Board of Directors of this corporation may from time to time authorize or approve, whether related or unrelated to the business then or theretofore done by this corporation;

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             (c) To exercise any and all rights and powers which a corporation may now or hereafter exercise;

             (d) To act as principal, agent, joint venturer, partner or in any other capacity which may be authorized or approved by the Board of Directors; and

             (e) To transact business in the State of California or in any other jurisdiction of the United States of America or elsewhere in the world.

             The foregoing statement of purposes shall be construed as a statement of both purposes and powers, and the purposes and powers in each clause shall, except where otherwise expressed, be in nowise limited or restricted by reference to or inference from the terms or provisions of any other clause but shall be regarded as independent purposes and powers.

     THREE: The principal office for the transaction of the business of this corporation is to be located in the County of San Bernardino, State of California.

     FOUR:   The total number of shares which this corporation shall be authorized to issue is 100,000 shares and the aggregate par value of all shares shall be $1,000,000.00. The par value of each share shall be $10.00.

     FIVE:   There shall be three (3) directors; the number of directors of this corporation may hereafter be changed by the adoption of a By-Law fixing or changing the number of directors. The names and addresses of persons who are appointed to act as the directors are as follows:

             NAME                                 ADDRESS

         Carl Partin                       22676 Lone Eagle Road
                                           Apple Valley, California

         Garold E. Partin                  22601 Bear Valley Road
                                           Apple Valley, California

         Mae Clark                         Victor Valley Shopping Center
                                           Victorville, California

                                      -2-

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     TWO: The number of shares of this corporation consenting to said amendment and restatement of its articles of incorporation is 12,800, and the following is a copy of the form of written consent executed by the holders of said shares:

                       WRITTEN CONSENT OF SHAREHOLDERS TO
                           RESTATEMENT OF ARTICLES OF
                                INCORPORATION OF
                         PARTIN LIMESTONE PRODUCTS, INC.

             WHEREAS, at a special meeting of the board of directors of Partin Limestone Products, Inc., a California corporation, duly held at the principal office for the transaction of business of said corporation at San Bernardino California, on the 13th day of March, 1973, at which meeting a quorum of the members of said board was at all times present and acting, an amendment and restatement of the articles of incorporation of said corporation was adopted and approved by resolution of said board amending and restating said articles of incorporation to read as follows:

     ONE:    The name of this corporation is:

             PARTIN LIMESTONE PRODUCTS, INC.

     TWO:    The purpose for which this corporation is formed are as follows:

             (a) The primary business in which this corporation initially intends to engage is to mine and mill limestone and to manufacture limestone roofing granules and limestone swimming pool sand;

             (b) To engage in any one or more businesses or transactions which the Board of Directors of this corporation may from time to time authorize or approve, whether related or unrelated to the

                                      -3-

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     business described in (a) above, or to any other business then or theretofore done by thos corporation;

             (c) To exercise any and all rights and powers which a corporation may now or hereafter exercise;

             (d) To act as principal, agent, joint venturer, partner or in any other capacity which may be authorized or approved by the Board of Directors of this corporation; and

             (e) To transact business in the State of California or in any other jurisdiction of the United States of America or elsewhere in the world.

             The foregoing statement of purposes shall be construed as a statement of both purposes and powers, and the purposes and powers in each clause shall, except where otherwise expressed, be in now_se limited or restricted by reference to or inference from the terms or provisions of any other clause but shall be regarded as independent purposes and powers.

     THREE: The principal office for the transaction of the business of this corporation is to be located in the Country of San Bernardino, State of California.

     FOUR:   The total number of shares which this corporation shall be authorized to issue is 100,00 shares and the aggregate par value of all shares shall be $1,000,000.00. The par value of each share shall be $10.00.

     FIVE:   There shall be three (3) directors; the number of directors of this corporation may hereafter be changed by the adoption of a By-Law or the amendment of an existing By-Law fixing or changing the number of directors. The names and addresses of persons who are appointed to act as the directors are as follows:

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           NAME                                ADDRESS

        Carl Partin                    22676 Lone Eagle Road
                                       Apple Valley, California

        Garold E. Partin               22601 Bear Valley Road
                                       Apple Valley, California

        Mae Clark                      Victor Valley Shopping Center
                                       Victorville, California

             NOW, THEREFORE, each of the undersigned shareholders of said corporation does hereby adopt, approve and consent to the foregoing amendment and restatement of said articles of incorporation, and does hereby consent that said articles of incorporation be amended and restated to read as herein set forth.

             IN WITNESS WHEREOF, each of the undersigned has hereunto signed his name, and following his name the date of signing and the number of shares of said corporation held by him of record and said date entitled to vote upon amendment and restatement of said articles of incorporation of the character of the foregoing amendment and restatement.

           NAME                           DATE                     SHARES


/s/ Carl Partin                         3-3-1973                   11,600
---------------------------            ---------                  -------
CARL PARTIN


/s/ George R. Hendricks                 3-3-1973                      400
---------------------------            ---------                  -------
GEORGE R. HENDRICKS


/s/ Garold E. Partin                    3-3-1973                      400
---------------------------            ---------                  -------
GAROLD E. PARTIN


/s/ Walter T. Miller                    3-3-1973                      400
---------------------------            ---------                  -------
WALTER T. MILLER

                                      -5-

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     THREE: The total number of shares of said corporation entitled to vote on or consent to the adoption of such amendment is 12,800.

     IN WITNESS WHEREOF, the undersigned have executed this certificate of amendment this 13th day of March, 1973.

                                      /s/ Carl Partin
                                   ---------------------------------------------
                                   CARL PARTIN
                                   President of Partin Limestone Products, Inc.


                                      /s/ Garold E. Partin
                                   ---------------------------------------------
                                   GAROLD E. PARTIN
                                   Secretary of Partin Limestone Products, Inc.


     The undersigned, Carl Partin, President, and Garold E. Partin,. Secretary of Partin Limestone Products, Inc., a California corporation, each certifies under penalty of perjury that the matters set out in the foregoing Certificate of Amendment are true and correct.

     Executed at ___________, California on MARCH 13 1973.

                                      /s/ Carl Partin
                                   ---------------------------------------------
                                   CARL PARTIN


                                      /s/ Garold E. Partin
                                   ---------------------------------------------
                                   GAROLD E. PARTIN


                                                                        [Stamp]

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